LEWIS and ROCA LLP
                         3993 Howard Hughes Parkway, Suite 600
                             Las Vegas, Nevada 89169-5996


October 22, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:     WESTSIDE ENERGY CORPORATION/REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

    We have acted as special legal counsel for Westside Energy Corporation, a Nevada corporation (the "Company"), and are rendering this opinion in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of up to 2,000,000 shares of the Common Stock, $0.01 par value ("Common Stock"), of the Company that may be issued pursuant to the Company's 2007 Equity Incentive Plan (the "2007 Plan").

We have examined all instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that the 2,000,000 shares of Common Stock that may be issued under the 2007 Plan are duly authorized shares of the Company's Common Stock, and, if, as and when issued against receipt of the consideration therefor in accordance with the provisions of the 2007 Plan and in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in such Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Respectfully Submitted,

                              /s/ Lewis and Roca LLP
                              Lewis and Roca LLP